UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2014 (July 25, 2014)

_________________

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

Paulson Capital (Delaware) Corp.

1331 NW Lovejoy Street, Suite 720

Portland, Oregon 97209

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On July 25, 2014, Variation Biotechnologies (US), Inc. (“VBI”) completed its merger (the “Merger”) with VBI Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of VBI Vaccines Inc. (the “Company”), formerly known as Paulson Capital (Delaware) Corp., whereby Merger Sub merged with and into VBI with VBI continuing as the surviving corporation. As a result of the Merger, VBI was acquired by, and became a wholly owned subsidiary of the Company and the Company changed its name to VBI Vaccines Inc. as further described in that Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2014. For accounting purposes, the Merger was treated as a “reverse acquisition” and VBI was considered the accounting acquirer. Accordingly, VBI will be reflected as the predecessor and acquirer in the Company’s (the legal acquirer) financial statements for periods ending after December 31, 2013. The Company’s historical financial condition and results of operations shown for comparative purposes in future periodic filings will reflect VBI’s historical results.

The financial statements of VBI as of and for the years ended December 31, 2013 and 2012 were audited by Deloitte LLP (“Deloitte”) and the financial statements for the Company for those same periods were audited by Peterson Sullivan LLP (“Peterson”). In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-merger financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

Upon consummation of the Merger, the Company dismissed Deloitte as VBI’s independent registered public accountant and approved the engagement of Peterson (the Company’s independent registered public accountant) as VBI’s new independent registered public accountant. Deloitte LLP has been the independent registered public accountant for VBI and Deloitte LLP audited the financial statements of VBI and issued an audit report on the consolidated financial statements of VBI as of and for the years ended December 31, 2013 and December 31, 2012.

The report of Deloitte on the financial statements of VBI for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to VBI’s ability to continue as a going concern.

Additionally, during VBI’s two most recent fiscal years and the subsequent interim period through July 25, 2014, there were no: (i) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested Deloitte to furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. The requested letter has been furnished and is filed herewith as Exhibit 16.1.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through July 25, 2014, neither VBI nor anyone acting on VBI’s behalf consulted with Peterson regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

16.1	Letter from Deloitte LLP, dated July 28, 2014.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2014

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte LLP, dated July 28, 2014.*

* Filed herewith.